Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2019 RESULTS

SANTA MONICA, CALIFORNIA, May 15, 2019 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2019.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10. Unaudited financial highlights are as follows:

	Three-Month Period
	Ended March 31,
	2019	2018	% Change
Net revenue	$64,680	$66,838	(3)%
Cost of revenue - digital media (1)	7,642	10,625	(28)%
Operating expenses (2)	42,744	44,327	(4)%
Corporate expenses (3)	6,894	5,975	15%
Foreign currency (gain) loss	132	213	(38)%

Consolidated adjusted EBITDA (4)	8,057	6,937	16%

Free cash flow (5)	$1,293	$1,612	(20)%

Net income (loss)	$1,424	$(1,808)	*

Net income per share, basic and diluted	$0.02	$(0.02)	*

Weighted average common shares outstanding, basic	86,101,741	90,319,092
Weighted average common shares outstanding, diluted	87,152,987	90,319,092

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

For purposes of presentation in this table, the operating expenses line item includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.1 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended March 31, 2019 and 2018, respectively. Also for purposes of presentation in this table, the operating expenses line item does not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)	Corporate expenses include $0.7 million and $1.0 million of non-cash stock-based compensation for the three-month periods ended March 31, 2019 and 2018, respectively.
(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net

Entravision Communications

income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, FCC reimbursement for broadcast television repack and revenue from FCC auction for broadcast spectrum less related cash expenses. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Our first quarter results were impacted by declines in our radio and digital segments compared to the prior year. However, we did achieve growth in our television segment over the first quarter of 2018. We continue to maintain a solid balance sheet and return capital to our shareholders through our share repurchase program and dividend. Looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, as we execute our multiplatform strategy to the benefit of our shareholders.”

Quarterly Cash Dividend

As previously announced, the Board of Directors approved a quarterly cash dividend to shareholders of $0.05 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $4.3 million. The quarterly dividend will be payable on June 28, 2019 to shareholders of record as of the close of business on June 14, 2019, and the common stock will trade ex-dividend on June 13, 2019. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Financial Results

Three-Month Period Ended March 31, 2019 Compared to Three-Month Period Ended

March 31, 2018

(Unaudited)

	Three-Month Period
	Ended March 31,
	2019	2018	% Change
Net revenue	$64,680	$66,838	(3)%
Cost of revenue - digital media (1)	7,642	10,625	(28)%
Operating expenses (1)	42,744	44,327	(4)%
Corporate expenses (1)	6,894	5,975	15%
Depreciation and amortization	3,916	3,939	(1)%
Change in fair value contingent consideration	359	2,100	(83)%
Foreign currency (gain) loss	132	213	(38)%
Other operating (gain) loss	(1,996)	(22)	*

Operating income (loss)	4,989	(319)	*
Interest expense, net	(2,571)	(2,485)	3%
Dividend income	255	128	99%

Income (loss) before income taxes	2,673	(2,676)	*

Income tax benefit (expense)	(1,093)	930	*
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	1,580	(1,746)	*
Equity in net income (loss) of nonconsolidated affiliates, net of tax	(156)	(62)	152%
Net income (loss)	$1,424	$(1,808)	*

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $64.7 million for the three-month period ended March 31, 2019 from $66.8 million for the three-month period ended March 31, 2018, a decrease of $2.1 million. Of the overall decrease, approximately $3.8 million was attributable to our digital segment and was primarily due to declines in both international and domestic revenue.  The decline in revenue is driven by a trend whereby revenue is shifting more to automated self-service platforms, referred to in our industry as programmatic revenue. Additionally, $2.1 million the overall decrease was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, as a result in part of ratings declines and changing demographic preferences of audiences and a trend for advertising to move increasingly from traditional media, such as radio, to new media, such as digital media. The overall decrease in revenue was partially offset by an increase in our television segment of approximately $3.8 million primarily due to an increase in revenue from spectrum usage rights and an increase in national advertising revenue, partially offset by a decrease in local advertising revenue, as a result in part of ratings declines and changing demographic preferences of audiences and a trend for advertising to move increasingly from traditional media, such as television, to new media, such as digital media. The increase in revenue in our television segment was also partially offset by a decrease in political advertising revenue, which is not material in 2019.

Cost of revenue in our digital media segment decreased to $7.6 million for the three-month period ended March 31, 2019 from $10.6 million for the three-month period ended March 31, 2018, a decrease of $3.0 million, primarily due to the decrease in revenue in our digital segment and a strategic shift in our digital business designed to focus on generating revenue with lower associated costs to produce higher margins.

Operating expenses decreased to $42.7 million for the three-month period ended March 31, 2019 from $44.3 million for the three-month period ended March 31, 2018, a decrease of $1.6 million. The decrease was primarily due to the decrease in expenses associated with the decrease in revenue, partially offset by an increase in bad debt expense.

Corporate expenses increased to $6.9 million for the three-month period ended March 31, 2019 from $6.0 million for the three-month period ended March 31, 2018, an increase of $0.9 million. The increase was primarily due to an increase in audit fees.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the U.S., primarily related to the Headway business. As a result, we have operating expense, attributable to foreign currency loss, that is primarily related

Entravision Communications

to the operations related to the Headway business. We had foreign currency loss of $0.1 million for the three-month period ended March 31, 2019 compared to a foreign currency loss of $0.2 million for the three-month period ended March 31, 2018. Foreign currency loss was primarily due to currency fluctuations that affected our digital segment operations located outside the U.S., primarily related to our Headway business.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period
	Ended March 31,
	2019	2018	% Change
Net Revenue
Television	$38,253	$34,491	11%
Radio	11,955	14,103	(15)%
Digital	14,472	18,244	(21)%
Total	$64,680	$66,838	(3)%

Cost of Revenue - digital media (1)
Digital	$7,642	$10,625	(28)%

Operating Expenses (1)
Television	20,741	21,522	(4)%
Radio	14,283	15,280	(7)%
Digital	7,720	7,525	3%
Total	$42,744	$44,327	(4)%

Corporate Expenses (1)	$6,894	$5,975	15%

Consolidated adjusted EBITDA (1)	$8,057	$6,937	16%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2019 first quarter results on May 16, 2019 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading global media company that, through its television and radio segments, reaches and engages U.S. Hispanics across acculturation levels and media channels. Additionally, our digital segment, whose operations are located primarily in Spain, Mexico, and Argentina and other countries in Latin America, reaches a global market. The Company’s expansive portfolio encompasses integrated marketing and media solutions, comprised of television, radio, and digital properties and data analytics services. Entravision has 55 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. Entravision's Pulpo digital advertising unit is the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and Entravision's digital group also includes Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other markets in Latin America. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2019	2018

ASSETS
Current assets
Cash and cash equivalents	$52,003	$46,733
Marketable securities	122,570	132,424
Restricted cash	732	732
Trade receivables, net of allowance for doubtful accounts	65,745	79,308
Assets held for sale	1,179	1,179
Prepaid expenses and other current assets	12,006	10,672
Total current assets	254,235	271,048
Property and equipment, net	69,455	64,939
Intangible assets subject to amortization, net	20,916	22,598
Intangible assets not subject to amortization	254,598	254,598
Goodwill	74,225	74,292
Operating leases right of use asset	44,070	-
Other assets	2,689	2,934
Total assets	$720,188	$690,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	44,853	51,034
Operating lease liabilities	10,599	-
Total current liabilities	58,452	54,034
Long-term debt, less current maturities, net of unamortized debt issuance costs	239,889	240,541
Long-term operating lease liabilities	40,099	-
Other long-term liabilities	10,383	16,418
Deferred income taxes	47,635	46,684
Total liabilities	396,458	357,677

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	851,080	862,299
Accumulated deficit	(526,740)	(528,164)
Accumulated other comprehensive income (loss)	(619)	(1,412)
Total stockholders' equity	323,730	332,732
Total liabilities and stockholders' equity	$720,188	$690,409

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2019	2018

Net revenue	$64,680	$66,838

Expenses:
Cost of revenue - digital media	7,642	10,625
Direct operating expenses	28,930	31,033
Selling, general and administrative expenses	13,814	13,294
Corporate expenses	6,894	5,975
Depreciation and amortization	3,916	3,939
Change in fair value contingent consideration	359	2,100
Foreign currency (gain) loss	132	213
Other operating (gain) loss	(1,996)	(22)
	59,691	67,157
Operating income (loss)	4,989	(319)
Interest expense	(3,490)	(3,398)
Interest income	919	913
Dividend income	255	128
Income (loss) before income taxes	2,673	(2,676)
Income tax benefit (expense)	(1,093)	930
Income (loss) before equity in net income (loss) of nonconsolidated affiliate	1,580	(1,746)
Equity in net income (loss) of nonconsolidated affiliate, net of tax	(156)	(62)
Net income (loss)	$1,424	$(1,808)

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$0.02	$(0.02)

Cash dividends declared per common share	$0.05	$0.05

Weighted average common shares outstanding, basic	86,101,741	90,319,092
Weighted average common shares outstanding, diluted	87,152,987	90,319,092

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2019	2018

Cash flows from operating activities:
Net income (loss)	$1,424	$(1,808)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,916	3,939
Deferred income taxes	470	(1,014)
Non-cash interest	251	124
Amortization of syndication contracts	124	176
Payments on syndication contracts	(135)	(186)
Equity in net (income) loss of nonconsolidated affiliate	156	62
Non-cash stock-based compensation	800	1,249
(Gain) loss on disposal of property and equipment	86	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	13,657	11,043
(Increase) decrease in prepaid expenses and other assets	869	(3,981)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,311)	(5,977)
Net cash provided by operating activities	14,307	3,627
Cash flows from investing activities:
Purchases of property and equipment	(6,072)	(3,030)
Purchases of intangible assets	-	(3,153)
Purchases of marketable securities	-	(159,403)
Proceeds from marketable securities	10,721	-
Purchases of investments	(200)	-
Net cash provided by (used in) investing activities	4,449	(165,586)
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	(751)	(2,227)
Payments on long-term debt	(750)	(750)
Dividends paid	(4,271)	(4,518)
Repurchase of Class A common stock	(7,706)	(2,402)
Net cash used in financing activities	(13,478)	(9,897)
Effect of exchange rates on cash, cash equivalents and restricted cash	(8)	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	5,270	(171,861)
Cash, cash equivalents and restricted cash:
Beginning	47,465	261,854
Ending	$52,735	$89,993

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2019	2018

Consolidated adjusted EBITDA (1)	$8,057	$6,937

Interest expense	(3,490)	(3,398)
Interest income	919	913
Dividend income	255	128
Income tax expense	(1,093)	930
Equity in net loss of nonconsolidated affiliates	(156)	(62)
Amortization of syndication contracts	(124)	(176)
Payments on syndication contracts	135	186
Non-cash stock-based compensation included in direct operating expenses	(134)	(216)
Non-cash stock-based compensation included in corporate expenses	(666)	(1,033)
Depreciation and amortization	(3,916)	(3,939)
Change in fair value contingent consideration	(359)	(2,100)
Other operating (gain) loss	1,996	22
Net income (loss)	1,424	(1,808)

Depreciation and amortization	3,916	3,939
Deferred income taxes	470	(1,014)
Non-cash interest	251	124
Amortization of syndication contracts	124	176
Payments on syndication contracts	(135)	(186)
Equity in net (income) loss of nonconsolidated affiliate	156	62
Non-cash stock-based compensation	800	1,249
(Gain) loss on disposal of property and equipment	86	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	13,657	11,043
(Increase) decrease in prepaid expenses and other assets	869	(3,981)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,311)	(5,977)
Cash flows from operating activities	14,307	3,627

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2019	2018
Consolidated adjusted EBITDA (1)	$8,057	$6,937
Net interest expense (1)	(2,320)	(2,361)
Dividend income	255	128
Cash paid for income taxes	(623)	(84)
Capital expenditures (2)	(6,072)	(3,030)
FCC Reimbursement	1,996	22
Free cash flow (1)	1,293	1,612

Capital expenditures (2)	6,072	3,030
Change in fair value of contingent consideration	(359)	(2,100)
(Gain) loss on disposal of property and equipment	86	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	13,657	11,043
(Increase) decrease in prepaid expenses and other assets	869	(3,981)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,311)	(5,977)
Cash Flows From Operating Activities	$14,307	$3,627

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.